 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of Lion Group Holding Ltd. (the “Company”) by reference of our report dated March 20, 2020, with respect to our audit of the Company’s financial statements as of February 29, 2020, and for the period from February 11, 2020 (inception) through February 29, 2020, which appears in the Prospectus dated October 30, 2020 (File No. 333-249185) which is referred by this Registration Statement.

/S/ UHY LLP

New York, New York

December 4, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of Lion Group Holding Ltd. by reference of our report dated March 20, 2020, with respect to our audits of Lion Financial Group Limited and its subsidiaries’ consolidated financial statements as of December 31, 2018 and 2017, and for the years then ended, and our report dated April 24, 2020, with respect to our audits of Lion Financial Group Limited and its subsidiaries’ consolidated financial statements as of December 31, 2019 and 2018, and for the years then ended, both of which appear in the Prospectus dated October 30, 2020 (File No. 333-249185) which is referred by this Registration Statement.

/s/ UHY LLP

New York, New York

December 4, 2020